EXHIBIT 10.15
                                                                   -------------


                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


            THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT is made as of October 30, 2001 by and between Silicon Valley Bank ("Purchaser") and Datawatch Corporation, a Delaware corporation (the "Company")

                                    RECITALS
                                    --------

            A. Purchaser and the Company executed a Registration Rights Agreement dated as of January 17, 2001 (the "Agreement").

            B. Concurrently with the execution and delivery of this Amendment No. 1 to the Agreement, the Company is issuing to the Purchaser a Warrant to Purchase Stock (the "Second Warrant").

            C. The parties desire that the Shares issuable under the Second Warrant (the "Second Warrant Shares"), and certain other securities relating to the Second Warrant Shares, be included within the rights granted to Purchaser under the Agreement.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Inclusion of Shares etc. The term "Registrable Securities" as defined in the Agreement is hereby amended to include without limitation the Second Warrant Shares at any time the Second Warrant Shares are shares of Common Stock of the Company and any shares of Common Stock of the Company issued as a dividend or other distribution on or with respect to or in exchange for or replacement of the Second Warrant Shares.

            2. Company Representations and Warranties. The Company represents and warrants to Purchaser that the Company's execution, delivery and performance of this Amendment No. 1 to the Agreement (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders,
(b) will not violate the Company's Certificate of Incorporation or By-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any third party which approval, consent or waiver has not been obtained as of the date hereof.

            3. Except as amended hereby, the Agreement shall remain in full force and effect as originally written.

            IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Registration Rights Agreement to be executed by their duly authorized representatives as of the date first above written.


SILICON VALLEY BANK                        DATAWATCH CORPORATION



By: /s/ David Rodriquez                    By: /s/ Robert Hagger
    --------------------------------           --------------------------------

Title: Vice President                      Title: President & Chief Executive
       -----------------------------              Officer
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